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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 5, 2016

DAWSON GEOPHYSICAL COMPANY
(Exact name of Registrant as specified in its charter)

TEXAS (State of incorporation or organization)	001-32472 (Commission file number)	74-2095844 (I.R.S. employer identification number)
508 West Wall, Suite 800 Midland, Texas 79701 (Address of principal executive offices) (Zip Code)
(432) 684-3000 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        Christina W. Hagan, Executive Vice President, Secretary, and Chief Accounting Officer of Dawson Geophysical Company (the "Company"), has notified the Company that she intends to retire from her positions as an officer of the Company, effective at the close of business on May 5, 2016. Ms. Hagan's responsibilities will be transitioned to James K. Brata, the Executive Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Brata will succeed Ms. Hagan as the Secretary of the Company effective at the close of business on May 5, 2016.

        In connection with Ms. Hagan's retirement, the Company and Ms. Hagan have entered into a letter agreement (the "Amendment") to amend Ms. Hagan's existing employment agreement. Under the terms of the Amendment, Ms. Hagan will remain an employee of the Company until May 13, 2016, at which time she will retire. Under the terms of the Amendment, following her retirement, Ms. Hagan will continue to receive payments equal to her current base salary as well as continuation of her current group health plan benefits, in each case through December 31, 2016. Ms. Hagan will also receive accelerated vesting of certain of her previously disclosed unvested restricted stock unit awards. The Amendment also provides that Ms. Hagan's vested stock options will continue to be exercisable by Ms. Hagan following her retirement at any time prior to their expiration on December 2, 2018. The foregoing description of the Amendment does not purport to set forth the complete terms thereof and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

        The Annual Meeting of Shareholders of the Company was held on May 5, 2016. The following proposals were adopted by the margins indicated:

1.     Proposal to elect a Board of Directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

	Number of Shares
Director Name	For	Withheld	Broker Non-Votes
William J. Barrett	12,984,537	1,206,662	4,809,468
Craig W. Cooper	13,079,034	1,112,165	4,809,468
Gary M. Hoover, Ph.D.	13,117,707	1,073,492	4,809,468
Stephen C. Jumper	13,010,180	1,181,019	4,809,468
Allen T. McInnes, Ph.D.	7,318,954	6,872,245	4,809,468
Ted R. North	13,117,375	1,073,824	4,809,468
Mark A. Vander Ploeg	13,084,091	1,107,108	4,809,468
Wayne A. Whitener	13,021,106	1,170,093	4,809,468

2.     Proposal to ratify the appointment of RSM US LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

Number of Shares
For	15,903,350
Against	50,197
Abstain	3,047,120

3.     Proposal to approve the Company's 2016 Stock and Performance Incentive Plan.

Number of Shares
For	12,968,367
Against	730,262
Abstain	492,570
Broker Non-Votes	4,809,468

4.     Proposal to approve, on an advisory basis, the executive compensation of the named executive officers.

Number of Shares
For	11,643,979
Against	2,517,637
Abstain	29,583
Broker Non-Votes	4,809,468

Item 9.01.    Financial Statements and Exhibits.

  (d)
  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	– Letter Agreement, dated May 5, 2016, between the Company and Christina W. Hagan.
10.2	– Dawson Geophysical Company 2016 Stock and Performance Incentive Plan.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY
Date: May 5, 2016	By:	/s/ STEPHEN C. JUMPER Stephen C. Jumper President and Chief Executive Officer

 INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
10.1	– Letter Agreement, dated May 5, 2016, between the Company and Christina W. Hagan.
10.2	– Dawson Geophysical Company 2016 Stock and Performance Incentive Plan.

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  Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 5.07. Submission of Matters to a Vote of Security Holders.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS